EXHIBIT 4.1


                         Fixed Income Securities, Inc.
                              18925 Base Camp Road
                           Monument, Colorado  80132


                                 March 14, 2008



Advisor's Disciplined Trust 245
c/o The Bank of New York, as Trustee
BNY Atlantic Terminal
2 Hanson Place, 12th Floor
Brooklyn, New York 11217


     Re:                 Advisor's Disciplined Trust 245
             Convertible and Income Closed-End Portfolio, Series 10
             ------------------------------------------------------

Ladies and Gentlemen:

     We have examined the Registration Statement File No. 333-149649 for the above captioned fund. We hereby consent to the use in the Registration Statement of the references to Fixed Income Securities, Inc. as evaluator.

     You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

                                Sincerely,

                                FIXED INCOME SECURITIES, INC.


                                By     /s/ ALEX R. MEITZNER
                                  ------------------------------
                                      Senior Vice President